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                                                                     EXHIBIT 3.2




                                  BY-LAW NO. 1

                         A BY-LAW RELATING GENERALLY TO
                        THE TRANSACTION OF THE BUSINESS
                                 AND AFFAIRS OF

                         GULF CANADA RESOURCES LIMITED
                 (hereinafter referred to as the "Corporation")

BE IT ENACTED as a by-law of the Corporation as follows:

                                   DIRECTORS

1.       QUORUM
         A majority of directors shall constitute a quorum for the transaction of business at any meeting of directors.

2.       MEETINGS OF DIRECTORS
         Directors' meetings may be called by the Chairman of the Board (if any), the President, a Vice-President who is a member of the board, any two directors, or by the Secretary on the direction of any of the foregoing. Notices of meetings shall be delivered, mailed, telephoned or telegraphed to each director not less than 48 hours before the date of the meeting provided that meetings of the board may be held at any time without notice if all the directors are present or if all the absent directors have waived notice.
Notice of any meeting of directors or any irregularity in any meeting or in the notice thereof may be waived by any director either before or after the meeting. No notice of the first meeting of directors to be held following the election of directors at a meeting of the shareholders need be given in order for the meeting to be duly constituted, provided a quorum of the directors is present.

3.       VOTES TO GOVERN
         At all meetings of the board, every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes, the chairman of the meeting in addition to his original vote shall be entitled to a second or casting vote.

4.       INTEREST OF DIRECTORS AND OFFICERS GENERALLY IN CONTRACTS
         No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be Iiable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Act.
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                                INDEMNIFICATION

5.       INDEMNIFICATION OF DIRECTORS AND OFFICERS
         The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Act and by law. The Corporation is authorized to enter into any agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

6.       INDEMNITY OF OTHERS
         Except as otherwise required by the Act and subject to paragraph 5, the Corporation may from time to time indemnify and save harmless any person who was or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation, and with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation, and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

7.       RIGHT OF INDEMNITY NOT EXCLUSIVE
         The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such a person.

8.       NO LIABILITY OF DIRECTORS OR OFFICERS FOR CERTAIN ACTS, ETC.
         To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to
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the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a corporation which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitIe such director or officer or such firm or corporation as the case may be, from receiving proper remuneration for such services.

                                    OFFICERS

9.       APPOINTMENT OF OFFICERS
         The directors shall annually or as often as may be required appoint a President and a Secretary and may designate such other officers of the Corporation and appoint such other officers as they may consider advisable. None of such officers need be a director of the Corporation.

10.      DUTIES OF OFFICERS
  The officers shall perform such duties as may be specified by the directors.

11       REMOVAL OF OFFICERS
         All officers shall be subject to removal by the directors at any time, with or without cause.


                                  SHAREHOLDERS

12.      PLACE OF MEETINGS
         Meetings of shareholders of the Corporation may be held at such place or places within Canada that the directors may from time to time determine.

13.      VOTES
         Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and in case of an equality of votes the chairman of the meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder or proxy nominee.
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14.      QUORUM
         A quorum for any meeting of shareholders shall be persons present not being less than 2 in number and holding or representing by proxy not less than 501 per cent of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting.


                     BANKING ARRANGEMENTS, CONTRACTS, ETC.

15.      BANKING ARRANGEMENTS
         The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

16.      EXECUTION OF INSTRUMENTS
         Contracts, documents or instruments in writing requiring execution by the Corporation may be signed by any two directors or by any two of the Chairman of the Board, the President, a Vice-President and the Treasurer or by any one of the foregoing together with the Secretary or an Assistant Secretary. The Secretary or an Assistant Secretary shall affix the corporate seal to such instruments as require the same. The board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, transfers and assignments of property of all kinds including specifically, but without limitation, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.


                                 MISCELLANEOUS

17.      VOTING SECURITIES IN OTHER ISSUERS
         All securities of any other body corporate or issuer of securities held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate or issuer and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine.

18.      INVALIDITY OF ANY PROVISIONS OF THIS BY-LAW
         The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.





__________________________________

1 amended in 1996 to 5 per cent
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19.      FINANCIAL YEAR
         The financial year of the Corporation shall terminate on such date in each year as the board may from time to time by resolution determine.


                                 INTERPRETATION

20. In this by-law and all other by-laws of the Corporation, words importing the singular number only shall include the pIural and vice versa; wording importing the masculine gender shall include the feminine and oneuter genders; words importing persons shall include an individual, partnership, association, body corporate, executor, administrator or legal representative and any number or aggregate of persons; "articles" include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of arrangement, articles of reorganization and articles of revival; "board" shall mean the board of directors of the Corporation; "Act" shall mean the Canada Business Corporations Act, S.C. 1974-75, Chapter 33 as amended from time to time or any act that may hereafter be substituted therefor; and "meeting of shareholders" shall mean and include an annual meeting of shareholders and a special general meeting of shareholders.


Passed by the Board of Directors on December 12,1985.
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                                  BY-LAW NO. 2

                       A BY-LAW RESPECTING THE BORROWING
                      OF MONEY, THE ISSUING OF SECURITIES
                       AND THE SECURING OF LIABILITIES BY


                         GULF CANADA RESOURCES LIMITED
                 (hereinafter referred to as the "Corporation")


BE IT ENACTED as a by-law of the Corporation as follows:

1. Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

         (a)     borrow money upon the credit of the Corporation;

         (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured; and

         (c) mortgage, hypothecate, pledge or otherwise create an interest in or charge upon all or any property (including the undertaking and rights) of the Corporation, owned or subsequently acquired to secure payment of any such evidence of indebtedness or guarantee of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2. The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 1 of this by-law or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.


Passed by the Board of Directors on December 12,1985